Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements on Form S-3 (Nos. 333-112041, 333-12831, 333-143034, and 333-159341) and related Prospectuses of Swift Energy Company, and on the following Registration Statements on Form S-8:

Form S-8 No.      Pertaining to:

333-156290Swift Energy Company 2005 Stock Compensation Plan

333-147969Swift Energy Company 2005 Stock Compensation Plan

333-134807Swift Energy Company 2005 Stock Compensation Plan

333-130548Swift Energy Company 2005 Stock Compensation Plan

333-167233Swift Energy Company 2005 Stock Compensation Plan

333-112042Swift Energy Company 2001 Omnibus Stock Compensation Plan

              Swift Energy Company Employee Savings Plan

333-67242  Swift Energy Company 2001 Omnibus Stock Compensation Plan

         Swift Energy Company 1990 Stock Compensation Plan

333-45354  Swift Energy Company 1990 Stock Compensation Plan

              Swift Energy Company 1990 Nonqualified Stock Option Plan

                                   Swift Energy Company Employee Savings Plan

033-80240  Swift Energy Company 1990 Stock Compensation Plan

              Swift Energy Company Employee Savings Plan

033-80228  Swift Energy Company Employee Stock Purchase Plan

333-156288Swift Energy Company Employee Stock Purchase Plan

of our reports dated February 24, 2011, with respect to the consolidated financial statements of Swift Energy Company, and the effectiveness of internal control over financial reporting of Swift Energy Company, included in the Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Houston, Texas

February 24, 2011